Exhibit 10.2

THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND WAS OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.  THIS UNSECURED PROMISSORY NOTE CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Unsecured Promissory Note

$86,000 “Principal Amount”	On demand “Maturity Date”

THIS NOTE is issued by ProtoKinetix, Incorporated, (“ProtoKinetix”) and is dated October 23, 2017, being the date that the funds were advanced to ProtoKinetix.

FOR VALUE RECEIVED, ProtoKinetix promises to pay to Clarence Smith (the “Holder”) in lawful money of the United States of America, the Principal Amount set forth above at such times and on such terms and conditions as are set forth herein.

1.	Term. This Note shall mature and be payable on demand by the Holder as set forth above.

2.
Payments of Principal and Interest.  Simple interest shall accrue on the outstanding principal balance of the note at a rate of 8% per annum from the date the principal balance was advanced.  All accrued but unpaid interest plus the outstanding principal balance will be payable on demand, if not prepaid by ProtoKinetix.

3.
Prepayments.  ProtoKinetix may prepay the entire outstanding indebtedness to Holder (being all accrued but unpaid interest and the then outstanding principal balance) at any time, or may from time to time make partial prepayments on the outstanding principal balance of this Note.  All prepayments may be made without penalty.  No partial prepayments shall excuse, delay or reduce any other payments due under this Note thereafter.

4.	Applicable Law. The provisions of this Note will be construed in accordance with the laws of the State of Colorado.

5.	Reimbursement of Collection Costs. ProtoKinetix agrees to reimburse Holder for all reasonable costs, including reasonable attorneys' fees, incurred to collect this Note if not paid when due.

6.	Event of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

A. ProtoKinetix shall fail to pay any amount due hereunder within seven days after written notice of such failure by Holder.

B. ProtoKinetix shall commence a voluntary case under the federal bankruptcy laws, shall seek to take advantage of any insolvency laws, shall make an assignment for the benefit of creditors, shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property, or shall take any action authorizing or seeking to effect any of the foregoing.

It is hereby expressly agreed that upon failure of ProtoKinetix hereof to pay any sums herein specified when due, or upon the occurrence of any other act of default as above provided, the entire principal debt, or so much thereof as may remain unpaid at the time, together with all accrued interest, shall, at the option of the Holder, become immediately due and payable and any sum not so paid when due shall bear interest at the rate of 12% per annum.

10.	Waivers; Other Matters.

A. ProtoKinetix and all endorsers hereof hereby waive presentment, demand, protest, notice of protest, notice of dishonor and all other forms of demand and notice concerning this Note and consent to each and every extension or postponement of the time of payment or other indulgence with respect to this Note.  No delay or omission by the Holder or other holder hereof in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion.  Any provision in this Note which is prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision hereof.

B. The rights and remedies of the Holder of this Note as provided in this Note, and any other agreements shall be cumulative and concurrent, and may be pursued at the sole discretion of the Holder.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

11.
Notices.  Any notice, request, demand, consent, approval or other communication required or permitted hereunder shall be in writing and if delivered by registered or certified United States mail, postage prepaid, return receipt requested or by commercial courier service, to the Holder at the address listed above, which shall be conclusively presumed to have been duly given, whether or not the Holder actually receives such notice.

PROTOKINETIX, INCORPORATED

By:  /s/ Edward P. McDonough
Ed McDonough, Director, as authorized by statement of consent dated October 23, 2017

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